                          AMENDED AND RESTATED BYLAWS

                                       OF

                           INDUS INTERNATIONAL, INC.
                            (a Delaware corporation)



                                 June 27, 2003

                               TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I - CORPORATE OFFICES.....................................................................................1
   1.1      Registered Office.....................................................................................1
   1.2      Other Offices.........................................................................................1
   1.3      Books and Records.....................................................................................1
ARTICLE II - MEETINGS OF STOCKHOLDERS.............................................................................1
   2.1      Place of Meetings.....................................................................................1
   2.2      Annual Meeting........................................................................................1
   2.3      Special Meeting.......................................................................................2
   2.4      Notice of Stockholder Business and Nominations........................................................2
   2.5      Organization..........................................................................................4
   2.6      Notice of Stockholders' Meetings......................................................................4
   2.7      Manner of Giving Notice; Affidavit of Notice..........................................................4
   2.8      Quorum................................................................................................5
   2.9      Adjourned Meeting; Notice.............................................................................5
   2.10     Voting................................................................................................5
   2.11     Validation of Meetings; Waiver of Notice; Consent.....................................................6
   2.12     Record Date for Stockholder Notice; Voting; Giving Consents...........................................6
   2.13     Proxies...............................................................................................7
   2.14     Inspectors of Election................................................................................7
ARTICLE III - DIRECTORS...........................................................................................8
   3.1      Powers................................................................................................8
   3.2      Number and Term of Office.............................................................................8
   3.3      Registration and Vacancies............................................................................8
   3.4      Removal...............................................................................................9
   3.5      Place of Meetings; Meetings by Telephone..............................................................9
   3.6      First Meetings........................................................................................9
   3.7      Regular Meetings.....................................................................................10
   3.8      Special Meetings; Notice.............................................................................10
   3.9      Quorum...............................................................................................10
   3.10     Waiver of Notice.....................................................................................10
   3.11     Adjournment..........................................................................................11
   3.12     Notice of Adjournment................................................................................11
   3.13     Board Action by Written Consent Without a Meeting....................................................11
   3.14     Organization.........................................................................................11
   3.15     Fees and Compensation of Directors...................................................................11
   3.16     Approval of Loans to Officers........................................................................11
ARTICLE IV - COMMITTEES..........................................................................................12
   4.1      Committees of Directors..............................................................................12
   4.2      Meetings and Action of Committees....................................................................12
ARTICLE V - OFFICERS.............................................................................................13
   5.1      Officers.............................................................................................13
   5.2      Election of Officers.................................................................................13
   5.3      Subordinate Officers.................................................................................13

                               TABLE OF CONTENTS

                                                                                                               Page

   5.4      Removal and Resignation of Officers..................................................................13
   5.5      Vacancies in Offices.................................................................................13
   5.6      Chairman of the Board................................................................................14
   5.7      Chief Executive Officer..............................................................................14
   5.8      President............................................................................................14
   5.9      Vice Presidents......................................................................................14
   5.10     Secretary............................................................................................14
   5.11     Chief Financial Officer..............................................................................15
   5.12     Treasurer............................................................................................15
ARTICLE VI - INDEMNIFICATION OF DIRECTORS, OFFICERS,  EMPLOYEES AND OTHER AGENTS.................................15
   6.1      Actions by Others....................................................................................15
   6.2      Actions by or in the Right of the Corporation........................................................16
   6.3      Successful Defense...................................................................................16
   6.4      Right to Indemnification.............................................................................17
   6.5      Specific Authorizatioin..............................................................................17
   6.6      Insurance............................................................................................17
   6.7      Non-Exclusivity of Rights............................................................................18
   6.8      Survival of Rights...................................................................................18
   6.9      Corporation Bound....................................................................................18
   6.10     Preclusion...........................................................................................18
   6.11     Invalidity of Any Provisions of This Article.........................................................18
   6.12     Amendments...........................................................................................18
ARTICLE VII - RECORDS AND REPORTS................................................................................19
   7.1      Maintenance and Inspection of Records................................................................19
   7.2      Inspection by Directors..............................................................................19
   7.3      Annual Statement to Stockholders.....................................................................19
   7.4      Representation of Shares of Other Corporations.......................................................20
ARTICLE VIII - GENERAL MATTERS...................................................................................20
   8.1      Record Date for Purposes Other Than Notice and Voting................................................20
   8.2      Checks; Drafts; Evidences of.........................................................................20
   8.3      Corporate Contracts and Instruments; How Executed....................................................20
   8.4      Stock Certificates; Partly Paid Shares...............................................................21
   8.5      Special Designation on Certificates..................................................................21
   8.6      Lost Certificates....................................................................................21
   8.7      Construction; Definitions............................................................................22
ARTICLE IX - AMENDMENTS..........................................................................................22
ARTICLE X - DISSOLUTION..........................................................................................22
ARTICLE XI - CUSTODIAN...........................................................................................23
   11.1     Appointment of a Custodian in Certain Cases..........................................................23
   11.2     Duties of Custodian..................................................................................23

                          AMENDED AND RESTATED BYLAWS

                                       OF

                           INDUS INTERNATIONAL, INC.


                                   ARTICLE I

                               CORPORATE OFFICES

         1.1      REGISTERED OFFICE

         The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

         1.2      OTHER OFFICES

         The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

         1.3      BOOKS AND RECORDS

         The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1      PLACE OF MEETINGS

         Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

         2.2      ANNUAL MEETING

                  (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the first Tuesday in May of each year at 2:00 p.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

         2.3      SPECIAL MEETING

         A special meeting of the stockholders may be called at any time by (i) the chairman of the Board of Directors, (ii) a president, (iii) the chief executive officer or (iv) any two directors, but such special meetings may not be called by any other person or persons.

         2.4      NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS

                  (A)      Annual Meetings of Stockholders.

                           (1)      Nominations of persons for election to the
Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders
(a) pursuant to the Corporations notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw.

                           (2)      For nominations or other business to be
properly brought before an annual meeting by a stockholder pursuant to clause
(c) of paragraph (A)(1) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                           (3)      Notwithstanding anything in the second
sentence of paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the l0th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

                  (C)      General.

                           (1)      Only such persons who are nominated in
accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                           (2)      For purposes of this Bylaw, "public
announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                           (3)      Notwithstanding the foregoing provisions of
this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

         2.5      ORGANIZATION

         Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the chief executive officer, if any, or in his absence by a president, if any, or in the absence of a president, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         2.6      NOTICE OF STOCKHOLDERS' MEETINGS

         Except as set forth in Section 2.3, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

         2.7      MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

         Written notice of any meeting o(pound) stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

         2.8      QUORUM

         The presence in person or by proxy of the holders of a majority the voting power of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power of the shares required to constitute a quorum.

         2.9      ADJOURNED MEETING; NOTICE

         Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the chairman of the meeting or by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section
2.7 of these Bylaws.

         When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than thirty (30) days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and 2.6 of these Bylaws. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

         2.10     VOTING

         Voting at any meeting of stockholders need not be by ballot; provided, however, that elections for directors shall be by written ballot, unless otherwise provided for in the Certificate of Incorporation.
         The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

         Each stockholder shall be entitled to that number of votes for each share held as it set forth in the Certificate of Incorporation of the Corporation, as amended or restated, or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, except as may otherwise be required by law.

         Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

         If a quorum is present, the affirmative vote of the voting power of the shares represented, in person or by proxy, and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the voting power of the required quorum) shall be the act of the stockholders on matters other than the election of directors, unless the vote of a greater number or a vote of classes is required by law or by the Certificate of Incorporation.

         If a quorum is present, directors shall be elected by a plurality of the votes of the shares represented, in person or by proxy, at a duly held meeting and entitled to vote on the election of directors.

         2.11     VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

         The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting; except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

         2.12     RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

         For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten
(10) days before the date of any such meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote notwithstanding any transfer of any shares on the books of the Corporation after the record date.

         If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for any other purpose shall be as provided in
Article VIII of these Bylaws.

         2.13     PROXIES

         Every person entitled to vote for Directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the secretary of the Corporation, but no such proxy shall be voted or acted upon after three
(3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the Corporation.

         2.14     INSPECTORS OF ELECTION

         Before any meeting of stockholders, the Board of Directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment. If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting pursuant to the request of one (1) or more stockholders or proxies, then the holders of a majority of the voting power of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

         Such inspectors shall:

                  (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

                  (b)      receive votes, ballots or consents;

                  (c) hear and determine all challenges and questions in any way, arising in connection with the right to vote;

                  (d)      count and tabulate all votes or consents;

                  (e)      determine when the polls shall close;

                  (f)      determine the result; and

                  (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III

                                   DIRECTORS

         3.1      POWERS

         Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

         3.2      NUMBER AND TERM OF OFFICE

         The authorized number of directors shall be five (5); provided that the number of directors of the Corporation shall be determined from time to time by resolutions adopted by the Board of Directors or by the stockholders. The directors shall be elected at the annual meeting of stockholders and, except as provided in Sections 3.3 and 3.4 of this Article, each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal.

         No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

         3.3      RESIGNATION AND VACANCIES

         Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, a president, the secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

         Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

                  (i) Vacancies in the Board of Directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director. Each director so elected shall hold office until the next annual meeting of the stockholders and until a has been elected and qualified.

                  (ii) Vacancies and newly created directorships resulting from any increase in the authorized number of directors stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

                  (iii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

         If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

         3.4      REMOVAL

         Subject to any limitations imposed by law, and unless otherwise provided in the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the capital stock of the Corporation entitled to vote at an election of directors.

         3.5      PLACE OF MEETINGS; MEETINGS BY TELEPHONE

         Regular meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Corporation. Special meetings of the Board of Directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the Corporation.

         Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

         3.6      FIRST MEETINGS

         The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         3.7      REGULAR MEETINGS

         Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors.

         3.8      SPECIAL MEETINGS; NOTICE

         Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the board, the chief executive officer, the president, the secretary or any two directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

         3.9      QUORUM

         A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in
Section 3.12 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of the Certificate of Incorporation and applicable law.

         A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

         3.10     WAIVER OF NOTICE

         Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

         3.11     ADJOURNMENT

         A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

         3.12     NOTICE OF ADJOURNMENT

         Notice of the time and place of holding an adjourned meeting need not be given if announced unless the meeting is adjourned for more than twenty-four
(24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section
3.8 of these Bylaws, to the directors who were not present at the time of the adjournment.

         3.13     BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

         Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, provided that all members of the Board of Directors individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

         3.14     ORGANIZATION

         Meetings of the Board of Directors shall be presided over by the chairman of the board, if any, or in his absence by the vice chairman of the board, if any, or in his absence by the chief executive officer, or in his absence, the president, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         3.15     FEES AND COMPENSATION OF DIRECTORS

         Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Directors. This Section 3.15 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

         3.16     APPROVAL OF LOANS TO OFFICERS

         The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

                                   ARTICLE IV

                                   COMMITTEES

         4.1      COMMITTEES OF DIRECTORS

         The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), (ii) adopt an agreement of merger or consolidation under Sections 251, 252, 255, 256, 257, 258, 263 or 264 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, (iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or (v) amend the Bylaws of the Corporation; and, unless the board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

         4.2      MEETINGS AND ACTION OF COMMITTEES

         Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws,
Section 3.5 (place of meetings), Section 3.7 (regular meetings), Section 3.8 (special meetings and notice), Section 3.9 (quorum), Section 3.10 (waiver of notice), Section 3.11 (adjournment), Section 3.12 (notice of adjournment), and
Section 3.13 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of

Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V

                                    OFFICERS

         5.1      OFFICERS

         The officers of the Corporation shall consist of a chairman of the board, a chief executive officer, a secretary and a chief financial officer. The corporation may also have, at the discretion of the Board of Directors, a vice chairman, one or more presidents, one or more vice presidents, a treasurer, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

         5.2      ELECTION OF OFFICERS

         The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

         5.3      SUBORDINATE OFFICERS

         The Board of Directors may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

         5.4      REMOVAL AND RESIGNATION OF OFFICERS

         Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is party.

         5.5      VACANCIES IN OFFICES

         A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

         5.6      CHAIRMAN OF THE BOARD

         The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws. If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the Corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws. The chairman of the board shall report to the Board of Directors.

         5.7      CHIEF EXECUTIVE OFFICER

         Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the chief executive officer of the Corporation shall be the Corporation's general manager, and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. The chief executive officer shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the Board of Directors. The chief executive officer shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.8      PRESIDENT

         In the absence or disability of the chief executive officer, the presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a president designated by the Board of Directors, shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The presidents shall exercise and perform other such powers and duties as may from time to time be prescribed for them respectively by the Board of Directors, these Bylaws, or the chief executive officer. A president shall have authority to execute in the name of the Corporation bonds, contracts, deeds, leases and other written instruments pertaining to the regular course of his duties which implement policies established by the Board of Directors.

         5.9      VICE PRESIDENTS

         The vice presidents shall have such powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the chairman of the board or the chief executive officer.

         5.10     SECRETARY

         The secretary shall keep or cause to be kept, at the principal executive office of the Corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these Bylaws. He or she shall keep the seal of the Corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.11     CHIEF FINANCIAL OFFICER

         The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, its assets, liabilities, receipts, disbursements, gains, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all money and other valuables in the name and to the credit of the Corporation with such depositaries; as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         5.12     TREASURER

         In the absence or disability of the chief financial officer, the treasurer shall perform all the duties of the chief financial officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief financial officer. The treasurer shall have such other powers and perform such other duties as from time to time may be prescribed respectively by the Board of Directors or these Bylaws.

                                   ARTICLE VI

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES
                                AND OTHER AGENTS

         6.1      ACTIONS BY OTHERS

         The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or an officer of the Corporation and (2) except as otherwise required by Section 6.4 of this Article VI, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         6.2      ACTIONS BY OR IN THE RIGHT OF THE CORPORATION

         The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, and the Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         6.3      SUCCESSFUL DEFENSE

         To the extent that a person who is or was a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.1 or Section 6.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         6.4      RIGHT TO INDEMNIFICATION

         The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such expenses to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such payment or payments of expenses from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.

         6.5      SPECIFIC AUTHORIZATION

         To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Any indemnification under Section 6.1 or Section 6.2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 6.1 and 6.2. Such determination shall be made by: (a) the stockholders; (b) the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors; or (c) (1) even if such quorum is not obtainable, if a quorum of Disinterested Directors so directs; or (2) if a Change of Control shall have occurred, by an Independent Counsel in a written opinion, which Independent Counsel shall be selected by a majority vote of a quorum of Disinterested Directors or, if a Change of Control shall have occurred, by the claimant. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

         6.6      INSURANCE

         The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

         6.7      NON-EXCLUSIVITY OF RIGHTS

         The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the General Corporation Law of Delaware.

         6.8      SURVIVAL OF RIGHTS

         The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         6.9      CORPORATION BOUND

         If a determination shall have been made pursuant to Section 6.5 of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination.

         6.10     PRECLUSION

         The corporation shall be precluded from asserting that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any judicial proceeding that the Corporation is bound by all the provisions of Article VI.

         6.11     INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE

         The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of the remaining provisions of this Article VI, and, to the fullest extent possible, such provisions of this
Article VI (including, without limitation, each such portion of any Section of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         6.12     AMENDMENTS

         Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged. occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

                                  ARTICLE VII

                              RECORDS AND REPORTS

         7.1      MAINTENANCE AND INSPECTION OF RECORDS

         The corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws as amended to date, accounting books and other records.

         Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal place of business.

         The officer who has charge of the stock ledger of a corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         7.2      INSPECTION BY DIRECTORS

         Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the Corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

         7.3      ANNUAL STATEMENT TO STOCKHOLDERS

         The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

         7.4      REPRESENTATION OF SHARES OF OTHER CORPORATIONS

         The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                  ARTICLE VIII

                                GENERAL MATTERS

         8.1      RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

         For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date so fixed, except as otherwise provided by law.

         If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

         8.2      CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

         From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the Corporation, and only the persons so authorized shall sign or endorse those instruments.

         8.3      CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED

         The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         8.4      STOCK CERTIFICATES; PARTLY PAID SHARES

         The shares of a corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board of Directors, or the chief executive officer or the president or vice-president, and by the chief financial officer, the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

         8.5      SPECIAL DESIGNATION ON CERTIFICATES

         If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         8.6      LOST CERTIFICATES

         Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of replacement certificates on such terms and conditions as the Board of Directors may require; the Board of Directors may require indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

         8.7      CONSTRUCTION; DEFINITIONS

         Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

         Subject to Section 6.9 hereof, the Bylaws of the Corporation may be adopted, amended or repealed and new Bylaws adopted by the affirmative vote of stockholders holding a majority of the voting power of stock entitled to vote or by the Board of Directors.

                                   ARTICLE X

                                  DISSOLUTION

         If it should be deemed advisable in the judgment of the Board of Directors of the Corporation that the Corporation should be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

         At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the voting power of the outstanding stock of the Corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance with the provisions of Section 275 of the General Corporation Law of Delaware and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with
Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved.

         Whenever stockholders holding a majority of the voting power of stock entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the

General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the Corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the Corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the Corporation setting forth the names and residences of the directors and officers of the Corporation.

                                   ARTICLE XI

                                   CUSTODIAN

         11.1     APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

         The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the Corporation is insolvent, to be receivers, of and for the Corporation when:

                  (i) at any meeting held for the election of directors the Stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

                  (ii) the business of the Corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the Corporation that the required vote for action by the Board of Directors cannot be obtained and the stockholders are unable to terminate this division; or

                  (iii) the Corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

         11.2     DUTIES OF CUSTODIAN

         The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the Corporation and not to liquidate its affairs and distribute its assets, except when the Court of Chancery otherwise orders and except in cases arising under Sections 226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.